Exhibit 28 (g) (11) under Form N-1A

Exhibit 10 under Item 601/Reg. S-K

FIFTH AMENDMENT TO CUSTODIAN CONTRACT

THIS AMENDMENT TO CUSTODIAN CONTRACT (“Amendment”) is by and between the investment companies listed on Exhibit 1, as it may be amended from time to time (the “Trust”) on behalf of the portfolios (hereinafter collectively called the “Funds” and individually referred to as a “Fund”) of the Trust, Federated Services Company (the “Company”) and State Street Bank and Trust Company (the “Custodian”).

WITNESSETH:

WHEREAS, the Trust, the Company and the Custodian are parties to that certain Custodian Contract dated December 1, 1993 (the “Contract”), amended May 15, 2001, February 3, 2006, July 3, 2007, and March 1, 2011;

WHEREAS, each Trust is registered as a management investment company under the Investment Company Act of 1940, as amended;

WHEREAS, the Trusts, the Company and the Custodian desire to remove Funds from Exhibit 1, effective March 25, 2011; and

WHEREAS, the Trusts, the Company and the Custodian desire to amend the Contract subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Exhibit 1 to the Contract is hereby deleted in its entirety and replaced with Exhibit 1 attached hereto.
2.	The Contract shall remain in full force and effect as amended by this Amendment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as March 25, 2011.

On behalf of each of the Funds indicated on Exhibit I of the Custodian Contract, as amended from time to time

By: /s/ Richard A. Novak

Name: Richard A. Novak

Title: Treasurer

FEDERATED SERVICES COMPANY

By: /s/ Denis McAuley

Name: Denis McAuley

Title:

STATE STREET BANK AND TRUST COMPANY

By: /s/ Michael F. Rogers

Name: Michael F. Rogers

Title: Executive Vice President

EXHIBIT 1

TO CUSTODIAN CONTRACT BETWEEN FEDERATED INVESTMENT COMPANIES,

STATE STREET BANK AND TRUST COMPANY, AND FEDERATED SERVICES COMPANY

Dated December 1, 1993

(Exhibit 1 revised as of 1/31/14)

Edward Jones Money Market Fund

Federated Adjustable Rate Securities Fund

Federated Equity Income Fund, Inc.

Federated GNMA Trust

Federated Global Allocation Fund

Federated Government Income Securities, Inc.

Federated High Income Bond Fund, Inc.

Federated High Yield Trust

Federated Income Trust

Federated Intermediate Government Fund, Inc.

Federated Total Return Government Bond Fund

Federated U.S. Government Securities Fund: 1-3 Years

Federated U.S. Government Securities Fund: 2-5 Years

Cash Trust Series, Inc.:

Federated Government Cash Series

Federated Municipal Cash Series

Federated Prime Cash Series

Federated Treasury Cash Series

Cash Trust Series II:

Federated Treasury Cash Series II

Federated Core Trust:

Federated Bank Loan Core Fund

Federated Inflation-Protected Securities Core Fund

Federated Mortgage Core Portfolio

High Yield Bond Portfolio

Federated Core Trust II, L.P.

Emerging Markets Fixed Income Core Fund

Federated Core Trust III:

Federated Project and Trade Finance Core Fund

Federated Equity Funds:

Federated Clover Small Value Fund

Federated Clover Value Fund

Federated Kaufmann Fund

Federated Kaufmann Large Cap Fund

Federated Kaufmann Small Cap Fund

Federated MDT Mid Cap Growth Strategies Fund

Federated Managed Risk Fund

Federated Prudent Bear Fund

Federated Strategic Value Dividend Fund

Federated Fixed Income Securities, Inc.:

Federated Strategic Income Fund

Federated Income Securities Trust:

Federated Capital Income Fund

Federated Floating Rate Strategic Income Fund

Federated Fund for U.S. Government Securities

Federated Intermediate Corporate Bond Fund

Federated Real Return Bond Fund

Federated Short-Term Income Fund

Federated Index Trust:

Federated Max-Cap Index Fund

Federated Mid-Cap Index Fund

Federated Institutional Trust:

Federated Government Ultrashort Duration Fund

Federated Institutional High Yield Bond Fund

Federated Short-Intermediate Total Return Bond Fund (formerly Federated Intermediate Government/Corporate Fund)

Federated Insurance Series:

Federated Managed Tail Risk Fund II

Federated Fund for U.S. Government Securities II

Federated High Income Bond Fund II

Federated Kaufmann Fund II

Federated Managed Volatility Fund II

Federated Prime Money Fund II

Federated Quality Bond Fund II

Federated Investment Series Funds, Inc.:

Federated Bond Fund

Federated Managed Pool Series:

Federated Corporate Bond Strategy Portfolio

Federated High-Yield Strategy Portfolio

Federated Mortgage Strategy Portfolio

Federated MDT Series:

Federated MDT All Cap Core Fund

Federated MDT Balanced Fund

Federated MDT Large Cap Growth Fund

Federated MDT Small Cap Growth Fund

Federated MDT Small Cap Core Fund

Federated Total Return Series, Inc.:

Federated Mortgage Fund

Federated Total Return Bond Fund

Federated Ultrashort Bond Fund

Money Market Obligations Trust:

Federated Automated Cash Management Trust

Federated Automated Government Money Trust

Federated California Municipal Cash Trust

Federated Connecticut Municipal Cash Trust

Federated Florida Municipal Cash Trust

Federated Georgia Municipal Cash Trust

Federated Government Obligations Fund

Federated Liberty U.S. Government Money Market Trust

Federated Massachusetts Municipal Cash Trust

Federated Master Trust

Federated Michigan Municipal Cash Trust

Federated Minnesota Municipal Cash Trust

Federated Money Market Management

Federated Municipal Obligations Fund

Federated New Jersey Municipal Cash Trust

Federated New York Municipal Cash Trust

Federated North Carolina Municipal Cash Trust

Federated Ohio Municipal Cash Trust

Federated Pennsylvania Municipal Cash Trust

Federated Prime Cash Obligations Fund

Federated Prime Management Obligations Fund

Federated Prime Obligations Fund

Federated Prime Value Obligations Fund

Federated Tax-Free Obligations Fund

Federated Tax-Free Trust

Federated Treasury Obligations Fund

Federated Trust for U.S. Treasury Obligations

Federated Virginia Municipal Cash Trust

Tax-Free Money Market Fund